POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints J. Bradley Johnston and Leslie K. O'Neal and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 of Temple-Inland Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


       Signature                    Capacity              Date
       ---------                    --------              ----
                              Director, Chairman       May __, 2005
                                of the Board, and
--------------------------      Chief Executive
  Kenneth M. Jastrow, II        Officer

                              Chief Financial          May __, 2005
--------------------------      Officer
    Randall D. Levy
                              Vice President and       May __, 2005
                                Chief Accounting
--------------------------      Officer
    Louis R. Brill

/s/Afsaneh Mashayekhi
       Beschloss              Director                 May 19, 2005
--------------------------
Afsaneh Mashayekhi Beschloss

/s/ Donald M. Carlton         Director                 May 19, 2005
--------------------------
   Donald M. Carlton

/s/ Cassandra C. Carr         Director                 May 19, 2005
--------------------------
   Cassandra C. Carr

/s/  E. Linn Draper, Jr.      Director                 May 19, 2005
--------------------------
  E. Linn Draper, Jr.

/s/ James T. Hackett          Director                 May 19, 2005
--------------------------
   James T. Hackett

/s/ Jeffrey M. Heller         Director                 May 19, 2005
--------------------------
   Jeffrey M. Heller

/s/ James A. Johnson          Director                 May 19, 2005
--------------------------
   James A. Johnson

/s/ W. Allen Reed             Director                 May 19, 2005
--------------------------
     W. Allen Reed

/s/ Arthur Temple III         Director                 May 19, 2005
--------------------------
   Arthur Temple III

/s/ Larry E. Temple           Director                 May 19, 2005
--------------------------
    Larry E. Temple